SUBSIDIARIES OF THE REGISTRANT


   Name of Subsidiary                   State in which Incorporated
   ------------------                   ---------------------------

First Hartford Realty Corporation                 Delaware

Lead Tech, Inc.                                   Connecticut

Parkade Center, Inc.                              Texas

Plainfield Parkade, Inc.                          Connecticut

Putnam Parkade, Inc.                              Connecticut

New First Hartford Realty Corp.                   Delaware

DE 149 Corp.                                      Delaware

EH&N Construction Company                         Delaware

New Hawthorn Management Services, Inc.            Delaware

Dover Parkade LLC                                 Delaware

DE 150                                            Delaware

Brewery Parkade, Inc.                             Rhode Island

Cranston Parkade, LLC                             Rhode Island

Tri-City Plaza, Inc.                              New Jersey

Cranston Parkade, Inc.                            Delaware